Exhibit 99.1

Investor Contact:

JD Alexander

Chief Executive Officer and President

239-226-2000

Alico, Inc. Announces Dividend and Sets Annual Meeting Date

Per share dividend of twelve cents to be paid on November 15, 2011

Fort Myers, FL, October 4, 2011 — Alico, Inc. (“Alico”) (NASDAQ:ALCO), a land management company primarily engaged in a variety of agribusiness pursuits, announced that its Board of Directors at a meeting held on September 29, 2011, declared a cash dividend in the amount of $0.12 per share on its outstanding common stock. The dividend is to be paid to shareholders of record as of October 31, 2011, with the payment expected on November 15, 2011. The Board of Directors also indicated its intent to reinstate the quarterly dividend policy as of the first fiscal quarter, ending December 31, 2011.

JD Alexander, President and Chief Executive Officer, noted “Although we continue to operate in an uncertain economic environment, our Board recognized our agribusiness performance was solid in fiscal 2011 and we believe our shareholders should benefit from this performance. Management remains confident we will continue to benefit from further cost-saving initiatives and improved results into fiscal 2012, and therefore, the quarterly dividend policy has been reinstated.”

In other actions, the Board of Directors set December 30, 2011, as the record date for shareholders eligible to vote at the Company’s annual meeting which will be held at 10:00 A.M. on February 17, 2012. The annual meeting will be held in the Alico Arena at Florida Gulf Coast University, 10501 FGCU Blvd. S., Fort Myers, FL 33965-6565.

We expect to release earnings and other information concerning the financial condition of the company as of and for its fiscal year ended September 30, 2011, on December 14, 2011.

About Alico

Alico is a land management company operating in Central and Southwest Florida, owning approximately 139,600 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities in addition to land leasing and rentals, rock and sand mining and real estate sales operating in Central and Southwest Florida. Alico’s mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico under takes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.